Exhibit 99.1
April 5, 2006
The Talbots, Inc.
175 Beal Street
Hingham, MA 02043
Attention: Mr. Edward L. Larsen

Re:	Notice to Extend the Scheduled Termination Date of the Credit Agreement dated as of April 17, 1998
Ladies and Gentlemen:
     We refer to (a) that certain Credit Agreement dated as of April 17, 1998 (as amended, modified, or supplemented, from time to time, the “Agreement”), between The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, now known as The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Bank”) and Talbots, Inc. (the “Borrower”) and (b) the Borrower’s letter to the Bank dated as of March 9, 2006, pursuant to which the Borrower requested that the Bank extend the “Scheduled Termination Date” of the Credit Facility for a further period pursuant to Section 1 (h) of the Agreement. Unless otherwise indicated, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.
     Pursuant to Section 1 (h) of the Agreement, the Bank hereby notifies you that it will grant the Borrower’s request for an extension of the Scheduled Termination Date for a further period beginning on April 17, 2007 and ending on April 17, 2008, provided that no “Event of Default” shall have occurred or be continuing under Section 11 of the Agreement on the date hereof.

Very truly yours,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. New York Branch
By:
Name:	Yasuo Kitani
Title:	SVP & Manager